EXHIBIT 99.1

Mindspeed Appoints Robert J. Conrad to its Board of Directors

Analog Semiconductor Industry Veteran Joins Experienced Leadership Team

NEWPORT BEACH, Calif., August 19, 2010 (BUSINESS WIRE) — Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that Robert J. Conrad of Fairchild Semiconductor (NYSE:FCS) has joined its board of directors.

Mr. Conrad, 50, brings 25 years of global semiconductor industry experience with an established leadership record in analog businesses. He is executive vice president and general manager of the Mobile, Computing, Consumer and Communications (MCCC) product group at Fairchild Semiconductor. In this capacity, he is responsible for all product line functions of three business groups spanning ten product families with $700 million in revenue. Mr. Conrad is also a member of the executive staff of the company, participating in corporate level strategy, operations and investor relations. He joined Fairchild Semiconductor in 2003 as senior vice president and general manager of the company’s Integrated Circuits Group after leading privately-held Trebia Networks as chief executive officer, president and board member.

Previously, he served as vice president, digital signal processor (DSP) division at Analog Devices, Inc. (NYSE: ADI), where he was responsible for DSP technology development for the company. These DSP businesses spanned both standard mass production markets and vertical markets in communications and consumer applications.

Mr. Conrad began his career at Texas Instruments Incorporated (NYSE: TXN), where he served for more than 12 years in a series of increasingly senior level product management positions. He earned a bachelor’s of science degree in electrical and computer engineering from the University of Cincinnati.

“Bob’s experience will be a valuable resource as we execute our growth strategy,” said Mindspeed chief executive officer Raouf Y. Halim. “We are pleased to add an executive of his caliber to our board and look forward to his insight and counsel.”

Mindspeed’s board of directors now includes seven members as Mr. Conrad joins Raouf Y. Halim, Chairman Dwight W. Decker, Michael T. Hayashi, Ming Louie, Thomas A. Madden and Jerre L. Stead.

About Mindspeed Technologies

Mindspeed Technologies, Inc. designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes today’s separate but interrelated and converging enterprise, broadband access, metropolitan and wide area networks. Our products are classified into three focused product families: communications convergence processing, high-performance analog and wide area networking communications. Our products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, digital loop carrier equipment, IP private branch exchanges (PBXs), optical modules, broadcast video systems and wireless base station equipment.

To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including, but not limited to, Mr. Conrad’s experience and ability to contribute to the execution of the company’s growth strategy. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; constraints in the supply of wafers and other product components from our third-party manufacturers; fluctuations in the price of our common stock; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2010, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.